As Filed with the Securities and Exchange Commission on April 2, 1997

                                                     Registration No. 33-78956-A

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                       ON FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 AQUAGENIX, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                            65-0419263

   (State or other jurisdiction of             (I.R.S. Employer
    incorporation or organization)            Identification No.)

                              6500 N.W. 15th Avenue
                         Fort Lauderdale, Florida 33309
                                 (954) 975-7771
                  ---------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Andrew P. Chesler
                             Chief Executive Officer
                              6500 N.W. 15th Avenue
                         Fort Lauderdale, Florida 33309
                                 (954) 975-7771
                  ---------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Roxanne K. Beilly, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200
                  ---------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____________.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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                   Subject to Completion, dated April 2, 1997

PROSPECTUS

                                1,437,500 Shares
                               1,437,500 Warrants

                                 AQUAGENIX, INC.

         On September 12, 1994 an offering of 1,437,500 shares of Common Stock par value $.01 per share (the "Common Stock") and one redeemable Common Stock Purchase Warrant ("Warrants") of Aquagenix, Inc. (the "Company") was underwritten on a firm commitment basis by Whale Securities, Inc. (the "Underwriter") at an offering price of $5.00 per share of Common Stock and $.10 per Warrant. Each Warrant currently entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.00 per share of Common Stock (subject to further adjustment in certain events) until September 12, 1997. The shares of Common Stock and the Warrants are transferrable separately. The Warrants are redeemable by the Company, with the consent of the Whale Securities Co., L.P., the Underwriter for the Company's initial public offering, at any time, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid price of the Common Stock on all 20 of the trading days ending on the third day prior to the day on which the Company gives notice has been at least 130% (currently $7.80, subject to adjustment) of the then effective exercise price of the Warrants. This Prospectus also relates to the Underwriters' Warrants and shares of Common Stock underlying the Underwriters' Warrants as hereinafter described.

         The Common Stock and the Warrants are quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbols "AQUX" and "AQUXW". On March 12, 1997 the closing price on NASDAQ for the Common Stock was $7.06 and the closing price for the Warrants was $1.88.

                                   ----------

                      THESE SECURITIES ARE SPECULATIVE AND
                         INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" AT PAGES 5 THROUGH 15.

                                   ----------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

           The original date of this Prospectus is September 12, 1994
             This Prospectus is amended pursuant to a Post-Effective
                          Amendment dated April 1, 1997

                          [Front Cover Page Continues]

         The securities registered hereby may be sold from time to time in one or more transactions that may take place on the over-the-counter market, including ordinary brokerage transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. Expenses of this offering, other than fees and expenses of counsel to the selling securityholders and selling commissions, will be paid by the Company. The Company will pay all offering expenses for the offering, estimated at approximately $17,000 including (i) legal fees and expenses ($5,500.00); (ii) accounting fees and expenses ($7,500.00); (iii) printing expenses ($3,000.00); and (iv) miscellaneous expenses ($1,000.00), but will not pay any discounts or commissions incurred by selling stockholders in connection with the sale of their shares of Common Stock.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http//www.sec.gov.

         The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of the securities described herein. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION................................................          2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................          4

RISK FACTORS.........................................................          5

USE OF PROCEEDS......................................................         15

THE COMPANY..........................................................         15

SELLING STOCKHOLDERS ................................................         36

PLAN OF DISTRIBUTION.................................................         36

DESCRIPTION OF SECURITIES............................................         37

LEGAL MATTERS........................................................         42

EXPERTS..............................................................         42

INDEMNIFICATION......................................................         42

         The Common Stock and Warrants are traded on the NASDAQ National Market System ("NMS") under the symbols "AQUX" and "AQUXW," respectively. The low and high prices of the Common Stock as reported on the NMS on March 12, 1997 were $7.44 and $7.00, per share, respectively. The low and high prices of the Warrants as reported on the NMS on March 12, 1997 were $2.00 and $1.88 per warrant, respectively.

         No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling stockholders.

                                   ----------

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Securities and Exchange Commission.

         The Company has previously and intends to furnish its stockholders with annual reports containing audited financial statements and distributes quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

         (a) Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1996.

         (b) Quarterly Reports of the Company on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         (c) The Company's current reports on Form 8-K dated March 8, 1996, April 25, 1996, June 7, 1996, June 12, 1996, December 7, 1996
                  and December 31, 1996.

         (d)      All reports and documents filed by the Company pursuant to
                  Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents, specifically the Current Reports of the Company on Form 8-K, date of Reports April 25, 1996, June 7, 1996, June 12, 1996, December 7, 1996 and December 31, 1996. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this

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

Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Aquagenix, Inc. at the Company's principal executive office, 6500 N.W. 15th Avenue, Fort Lauderdale, Florida 33309, Telephone (954) 975-7771.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS, IN CONNECTION WITH AN INVESTMENT IN THE SHARES OFFERED HEREBY.

         LIMITED OPERATING HISTORY; NEWLY ACQUIRED BUSINESSES. The Company was organized in May 1993 and has a limited operating history upon which an evaluation of the Company's performance and prospects can be made. The Company's prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in industries characterized by emerging markets, intense competition and stringent government regulation. In that regard, the Company, after sustaining significant losses from its remediation business, made a determination to discontinue that business. Accordingly, there can be no assurance that the Company will be able to successfully manage its aquatic and industrial vegetation management operations or that failure to do so will not exacerbate the risks inherent in the establishment of a new business.

         ABSENCE OF SUBSTANTIAL PROFITABILITY; ACCUMULATED DEFICIT; PRIOR LOSS; FUTURE OPERATING RESULTS. Although the Company has achieved increased levels of revenues for the years ended December 31, 1994, 1995 and 1996, the Company has only achieved limited profitability. For the year ended December 31, 1996, the Company earned $243,698 from continuing operations and incurred additional phase out losses of $758,332 from discontinued operations. The Company's operating expenses have increased and can be expected to increase significantly in connection with the Company's proposed expansion and, accordingly, the Company's future profitability may depend on corresponding increases in revenues from operations. Future events, including unanticipated expenses, increased competition or changes in government regulation, resulting in decreased demand for aquatic and industrial vegetation management services, could have an adverse affect on the Company's operating margins and results of operations. There can be no assurance that the Company's rate of revenue growth will continue in the future or that the Company's future operations will be profitable.

         PROPOSED EXPANSION; ABILITY TO MANAGE GROWTH. Although the Company intends to pursue a strategy of growth and will seek to expand the range of its services and

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penetrate new geographic markets, the Company has achieved limited growth to date and has limited experience in effectuating rapid expansion or in managing operations which are geographically dispersed. The Company's proposed expansion will be dependent on, among other things, the Company's ability to obtain additional contracts (through the competitive bidding process or otherwise), purchase or lease necessary equipment, obtain necessary construction and/or operating permits and performance bonds, hire and retain skilled management, financial, marketing, technical and other personnel and successfully manage growth (including monitoring operations, controlling costs and maintaining effective regulatory compliance procedures). To date, the Company's operations have been limited to the States of Arizona, Florida, Georgia, North and South Carolina. The Company's growth prospects will be largely dependent upon the Company's ability to achieve greater penetration in existing markets as well as to achieve significant penetration in new geographic markets. The Company's prospects could be adversely affected by unfavorable general economic conditions, including any future downturns in the economy, or a decline in the economic prospects of particular governmental or commercial customers or segments of targeted markets, which could result in reduction or deferral of expenditures by prospective customers. The Company's future growth will also be dependent upon continued favorable regulatory environments and the Company's ability to adapt its operations to satisfy evolving industry, customer and regulatory requirements, standards and trends. The Company is also seeking to expand its operations through the possible acquisition of existing companies in businesses which the Company believes are compatible with its business. The Company is presently engaged in identifying candidates for acquisition but has no plans, agreements, understandings or arrangements with respect to any acquisition. The Company has not established any minimum criteria for any acquisition and management will have complete discretion in determining the terms of any such acquisition. There can be no assurance that the Company will be able to successfully expand its operations or ultimately effect any acquisition, or that the Company will be able to successfully integrate into its operations any business which it may acquire. Any inability to integrate into its operations an acquired business, particularly in instances in which the Company has made significant capital investments, would have a material adverse effect on the Company. In addition, in the event the Company expands its operations and/or effectuates additional acquisitions, there can be no assurance that the Company will be able to successfully manage its expanded operations or that failure to do so will not exacerbate the risks inherent in the establishment of a new business. See "Use of Proceeds" and "Business - Proposed Expansion."

         RISKS OF NEW PHASE OF OPERATIONS. Subsequent to the Company's initial public offering, the Company expanded both its aquatic and vegetation management and environmental remediation businesses by internal growth as well as by acquisitions. However, in November of 1995, the Company's Board of Directors approved a plan to dispose of the environmental remediation business segment in view of the continued losses of the environmental remediation services division and the operational problems associated with it. The Company is now concentrating its future resources on the

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expansion of its aquatic and industrial vegetation management business.
Accordingly, results of operations in the future will be influenced by numerous factors including the ability of the Company to successfully acquire and integrate recently acquired companies or companies to be acquired in the future within its operations, increases in expenses associated with growth, competition and the ability of the Company to control costs. There can be no assurance that revenue growth will be sustained or that profitability will occur. Additionally, the Company will be subject to all the risks incident to a rapidly developing business and the risks associated with expanding operations. Accordingly, there can be no assurance that the Company will be able to implement its business plan, expand its operations and develop and sustain profitable operations in the future. See "Business - Proposed Expansion."

         GOVERNMENT REGULATION. The aquatic and industrial vegetation management business is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency (the "EPA") and the United States Occupational Safety and Health Administration ("OSHA"). Among other things, these regulatory authorities impose requirements which regulate the handling, transportation and disposal of hazardous and nonhazardous materials and the health and safety of workers, and require the Company and, in certain instances, its employees, to obtain and maintain licenses and permits in connection with its operations. This extensive regulatory framework imposes significant compliance burdens and risks on the Company. The Company believes that it is in substantial compliance with all material federal, state and local laws and regulations governing its operations and has obtained all material licenses and permits necessary for the operation of its business. Amendments to existing statutes and regulations, adoption of new statutes and regulations and the Company's expansion into new jurisdictions and aquatic management services could require the Company to continually alter methods of operations at costs that could be substantial. Almost all states have commenced regulating the handling of hazardous substances and wastes, and the Company could be subject to substantial liability under government regulations to private parties and governmental entities, in some instances without any fault, if the Company is responsible for the improper disposal or release or threatened release of any hazardous substance. There can be no assurance that the Company will be able, for financial or other reasons, to comply with applicable laws, regulations and permitting requirements, particularly as it seeks to enter into new geographic markets. Failure to comply with applicable laws, rules or regulations or permitting requirements could subject the Company to civil remedies, including fines and injunctions, as well as possible criminal sanctions, which would have a material adverse effect on the Company. Notwithstanding the burdens of compliance, the Company believes that its business prospects are significantly enhanced by the continuing stringent enforcement of the comprehensive regulatory framework by government agencies. Any significant relaxation of the regulatory requirements governing the aquatic and industrial vegetation management industry could also adversely affect the Company.

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

         The Company has entered into indemnification agreements with each of its executive officers and directors pursuant to which the Company has agreed to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer, director or employee of the Company or its subsidiaries. See "The Company - Government Regulation" and "- Legal Proceedings."

         COMPETITIVE BIDDING; FIXED PRICE CONTRACTS. The Company has obtained and expects to continue to obtain a significant portion of its contracts for its services through the process of competitive bidding. There can be no assurance that the Company will continue to be successful in having its bids accepted or, if accepted, that awarded contracts will generate sufficient revenues to result in profitable operations. The competitive bidding process is typically lengthy and often results in the expenditure of significant sums and allocation of resources in connection with bids that may not be accepted. Additionally, inherent in the competitive bidding process is the risk that actual performance costs may exceed the projected costs upon which submitted bids or contract prices are based. Moreover, certain of the Company's contracts are negotiated on a fixed price basis and involve the risk of cost overruns due to inaccurate pricing, inefficient project management or cost estimates and disputes arising in connection with the performance of services. To the extent that actual costs exceed projected costs on which bids or contract prices are based, the Company could incur losses, which would adversely affect the Company's operating margins and results of operations. See "The Company - Marketing."

         DEPENDENCE ON SIGNIFICANT CONTRACTS AND CUSTOMERS. The Company has been dependent on a limited number of recurring annual contracts for a significant portion of its revenues. For the years ended December 31, 1994, 1995 and 1996 the Company's five largest customers accounted for approximately 37%, 21% and 19%, respectively, of the Company's revenues. The Company through its wholly-owned subsidiaries has a broad base of customers. No one customer accounts for more than 5% of the Company's total revenue for the year ended December 31, 1996. There can be no assurance that the Company will obtain additional contracts for projects similar in scope to those previously obtained, that the Company will obtain additional contracts for projects similar in scope to those previously obtained, that the Company will be able to retain existing customers or attract and retain new customers, or that the Company will not remain largely dependent on non-recurring contracts with a limited customer base, which will constitute a significant portion of the Company's revenues. See "The Company - Customers."

         DEPENDENCE ON GOVERNMENT CONTRACTS. For each of the years ended December 31, 1994, 1995 and 1996, approximately 40%, 34% and 19%, respectively, of the Company's revenues were derived from services provided to governmental customers. It is anticipated that a substantial portion of the Company's future revenues

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will continue to be derived from governmental customers. Government contracts are subject to special risks, including delays in funding; lengthy review processes for awarding contracts; non-renewal; delay, termination, reduction or modification of contracts in the event of changes in the governmental's policies or as a result of budgetary constraints; and increased or unexpected costs resulting in losses, all of which could have a material adverse effect on the Company. See "The Company - Customers."

         RISKS ASSOCIATED WITH MANAGEMENT OF GROWTH; INTERNAL CONTROL DEFICIENCIES The Company has recently experienced and may continue to experience substantial growth in the number of employees and the scope of its operations, resulting in increased responsibilities for management. To manage growth effectively, the Company will need to continue to improve its operational, financial and management information systems and to develop and maintain sound internal controls. There can be no assurance that the Company will be able to effectively achieve or manage any future growth, or develop and maintain strong internal controls. Such failure could result in a material adverse effect on the Company's financial condition and results of operations and could result in a misstatement of operating results.

         COMPETITION. The aquatic and industrial vegetation management industry is highly competitive. The Company faces competition from several large, financially strong companies which offer integrated services in the industry and numerous smaller companies which provide the same or similar services as those of the Company. Certain of the Company's competitors are well established and may have stronger financial, marketing, technical, personnel and other resources than the Company, have significant bonding capabilities, and have established reputations for success in the aquatic and industrial vegetation management industry. In addition, certain of these competitors offer services or products not currently offered by the Company and have capabilities not currently possessed by the Company. Although it has been the Company's experience that there are available subcontractors which possess capabilities which can be integrated with those offered by the Company, competitors which possess these capabilities internally may be able to provide such services more cost effectively or otherwise have a competitive advantage over the Company. There can be no assurance that the Company will be able to compete successfully. See "The Company Competition."

         SIGNIFICANT BONDING REQUIREMENTS. The Company is required, in most instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. A significant portion of the Company's revenue is derived from contracts or projects which require the Company to post bid and/or performance bonds. To date, the Company has been able to obtain bonds in amounts up to approximately $4,000,000 per bond. The Company anticipates that in the future it will continue to be required to post bid and/or performance bonds in connection with contracts or projects with government entities and, to an

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

increasing extent, private sector customers. In addition, new or proposed legislation in various jurisdictions require or will require the posting of substantial bonds or require other financial assurances with respect to particular projects. There can be no assurance that security necessary to obtain bonding coverage will be available in the future or that the Company will be able to obtain bonds in the amounts required or have the ability to increase its bonding capacity to bid on and obtain larger contracts. Any inability to obtain bonding coverage would have a material adverse effect on the Company. See "The Company - Insurance and Bonding."

         POTENTIAL LIABILITY AND INSURANCE. The aquatic and industrial vegetation management industry involves potentially significant risks of statutory, contractual and common law liability for environmental damage and personal injury. The Company, and in certain instances, its officers, directors and employees, may be subject to claims arising from the Company on-site or off-site services, including spillage, misuse or mishandling of hazardous or non-hazardous waste materials, or chemicals used in its operations, and environmental contamination by the Company, its contracted transporters or disposal site operators. All such persons may be liable for waste site investigation, waste site cleanup costs and natural resource damages, which costs could be substantial, regardless of whether they exercised due care and complied with all relevant laws and regulations. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is uninsured, that hazardous substances or materials are not or will not be present at the Company's facilities or that the Company will not incur liability for environmental impairment. The Company carries insurance coverage which the Company considers sufficient to meet regulatory and customer requirements and to protect the Company's assets and operations. The Company also obtains additional insurance as required on a project-by-project basis. The Company attempts to operate in a professional and prudent manner and to reduce its liability risks through specific risk management efforts. Nevertheless, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company. In addition, the inability to obtain insurance of the type and in the amounts required could impair the Company's ability to obtain new contracts, which are, in certain instances, conditioned upon the availability of adequate insurance coverage. See "The Company - Insurance and Bonding."

         OUTSTANDING INDEBTEDNESS; LOAN COVENANTS AND SECURITY INTERESTS; PERSONAL GUARANTEES. In order to finance the Company's operations and acquisitions, the Company has incurred significant indebtedness. Of the Company's total indebtedness of $6,097,352 outstanding at December 31, 1996, an aggregate of approximately $512,000 in relation to the continuing operations was outstanding under loan agreements with SunTrust Bank, Miami, N.A. (the "Bank"). In order to finance the AmerAquatic acquisition in October 1995, the Company issued to the Equitable Life Assurance Society of the United States "Equitable", a 12.50% Senior Secured Note due October 31, 2003 in the principal amount of $5,000,000. Substantially all of the Company's assets are

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pledged to the Bank and Equitable as collateral, and the Company is prohibited from incurring senior indebtedness above $9.5 million, which could, under certain circumstances, limit the Company's ability to implement its proposed expansion. In addition to covenants requiring the Company to maintain certain levels of net worth and financial ratios, the Company's loan agreements with the Bank and Equitable limit or prohibit the Company, subject to certain exceptions, from declaring or paying dividends, making capital distributions or other payments to stockholders, merging or consolidating with another corporation or selling all or substantially all of its assets. The Company is in compliance with all of the covenants contained in the loan agreements with its lenders. In the event of a violation by the Company of any of its loan covenants or other default by the Company on its obligations, the Bank could declare the Company's indebtedness to be immediately due and payable and foreclose on the Company's assets.

         POSSIBLE FLUCTUATIONS IN OPERATING RESULTS; OUTSTANDING ACCOUNTS RECEIVABLE; CREDIT AND COLLECTION RISKS. The Company's operating results may vary from period to period as a result of the length of the Company's sales cycle, as well as from the purchasing patterns of potential customers and variations in sales by industry segment. The Company's sales cycle, which generally commences at the time a prospective customer issues a request for proposal or otherwise demonstrates to the Company an interest in utilizing the Company's services and ends upon execution of a contract with that customer, typically ranges from one to four months. Accordingly, revenues may be recognized by the Company even though associated cash payments have not been received. In addition, trade accounts receivable outstanding averaged approximately 39 days and 32 days for services performed on account in 1995 and 1996, respectively. However, because of funding schedules imposed by the State of Florida, certain receivables may be extended for up to 36 months. The Company's accounts receivable, less allowances for doubtful accounts, at December 31, 1995 were $999,817 as compared to $1,064,151 at December 31, 1996. At December 31, 1996, the Company's allowance for doubtful accounts was $88,541 which the Company believes is currently adequate for the size and nature of its receivables. Nevertheless, delays in collection or uncollectibility of accounts receivable could have an adverse effect on the Company's liquidity and working capital position and could require the Company to increase its allowance for doubtful accounts. See "The Company - Marketing."

         UNCERTAINTY OF DEMAND FOR COMPANY SERVICES. Although the Company believes that there is significant demand for aquatic and industrial vegetation management services, the aquatic and industrial vegetation management industry is an emerging industry with relatively limited operating histories. As is typically the case in emerging industries, demand and market acceptance for the Company's services are subject to a high level of uncertainty. Demand for the Company's services could be adversely affected by numerous factors beyond its control, including changes in governmental regulations affecting the industries in which it operates, the introduction of new technologies and increased competition. In light of the evolving nature of the aquatic and industrial vegetation management services industry, there can be no assurance as to the ultimate level of demand and market acceptance for the Company's services. See "The Company."

         DEPENDENCE ON THIRD-PARTY SUPPLIERS AND SUBCONTRACTORS. The Company is dependent upon third-party suppliers and manufacturers for all of its requirements of algicides, herbicides, fish, fountains and aeration systems used in its operations. Although the Company believes that alternative sources of supply are available, failure by such suppliers or manufacturers to continue to supply the Company with products on commercially reasonable terms, or at all, in the absence of readily available alternative sources, would adversely affect the Company's ability to deliver products and provide services on a timely and competitive basis. In addition, the Company currently does not own or lease certain specialized equipment, including mechanical harvesting or certain planting equipment, or treatment, transportation or storage and is dependent upon third party subcontractors to provide necessary equipment, know-how, transportation and other facilities for its aquatic and industrial vegetation management business on a project basis. In the event such subcontractors were to become unavailable to the Company at acceptable cost levels, or at all, the Company's business would be materially adversely affected. See "The Company - Suppliers and Subcontractors."

         NASDAQ SYSTEM LISTING. The Company's Common Stock and Warrants are included on the NASDAQ system. The continued listing criteria include (a) that a company has net tangible assets of at least: (i) $1,000,000; or (ii) $2,000,000 if the issuer has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or (iii) $4,000,000 if the company sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years; (b) a market value of the publicly held shares of $1,000,000, and (c) a minimum bid price of $1.00 per share of Common Stock. If an issuer does not meet the $1.00 minimum bid price standard, it may, however, remain in the NASDAQ system if the market value of its public float is at least $3,000,000 and the issuer has $4,000,000 of total assets. If the Company became unable to meet the continued listing criteria of the NASDAQ system and became delisted therefrom, trading, if any, in the Common Stock and the Warrants would thereafter be conducted in the NASDAQ SmallCap Market, if the Company qualified, Over the Counter Market in the s-called "pink sheets" or, if the available, the electronic bulletin board administered by the National Association of Securities Dealers, Inc. (the "NASD"). As a result, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities. If the Company's securities were delisted from the NASDAQ system, they may become subject to Rule 15c2-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which imposes additional sales practice requirements on broker/dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by this Rule, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, the Rule may effect the ability of broker/dealers to sell the Company's securities and may effect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

         The Securities and Exchange Commission (the "Commission") has also adopted regulations which define a "penny stock" to be any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to any transaction in a penny stock, of a disclosure schedule mandated by the Commission relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker/dealer and the registered representative in current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on the NASDAQ system and have certain price and volume information provided on a current and continuing basis, or meet certain minimum net tangible assets for average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the 1934 Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker/dealer or participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

         CONTROL BY CURRENT STOCKHOLDERS. As of the date hereof, Andrew P. Chesler will have beneficial ownership of approximately 17.8% of the Company's outstanding Common Stock (assuming exercise of his options) or approximately 13.2% in the event the aggregate amount of Warrants are exercised. Accordingly, Andrew P. Chesler will be able to control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge, sell the assets of the Company and generally direct the affairs of the Company.

         AUTHORIZATION OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

         DEPENDENCE ON KEY PERSONNEL. The success of the Company will be highly dependent upon the performance of its senior management and, in particular, Andrew P. Chesler, the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Chesler has a five-year employment agreement with the Company whereby he has agreed to devote substantially all of his business time to the affairs of the Company. The Company does not have employment agreements with any other executive officers or senior managers. The Company has obtained "keyman" life insurance in the amount of $5,000,000 on the life of Andrew P. Chesler. The success of the Company is also dependent upon its ability to hire and retain additional qualified personnel. The loss of Andrew P. Chesler or other key personnel or an inability to attract and retain additional key personnel could have a material adverse effect on the Company's business.

         UNCERTAINTY OF FUTURE DIVIDENDS ON COMMON STOCK. The Company has not paid any cash dividends on its Common Stock to its stockholders, and does not expect to declare or pay any cash dividends in the foreseeable future. See "Description of Securities - Dividends." See "Description of Securities - Common Stock."

         EXPENSES OF OFFERING. The Company will pay all offering expenses for the offering, estimated at approximately $17,000 including (i) legal fees and expenses ($5,500.00); (ii) accounting fees and expenses ($7,500.00); (iii) printing expenses ($3,000.00); and (iv) miscellaneous expenses ($1,000.00), but will not pay any discounts or commissions incurred by selling stockholders in connection with the sale of their shares of Common Stock.

         SHARES ELIGIBLE FOR FUTURE SALES. Sales of substantial numbers of additional shares of Common Stock of the Company, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. As of the date hereof 4,164,591 shares of Common Stock are outstanding. As of February 24, 1997, of the outstanding shares, 2,807,332 shares are tradeable in the public market without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares of Common Stock purchased by an "affiliate" of the Company (as that term is defined under the rules and regulations of the Securities Act), which will be subject to the resale limitations of Rule 144 under the Securities Act.

                                 USE OF PROCEEDS

         In the event all of the Warrants were to be exercised, the Company would receive net proceeds of approximately $8,608,000, after payment of offering expenses estimated to be approximately $17,000. No proceeds will be obtained by the Company from the Warrants except upon the exercise of the Warrants. It is anticipated that the net proceeds, if any, will be used by the Company for acquisitions, capital expenditures, building of infrastructure, repayment of indebtedness and for working capital associated with continuing operations. The actual allocation of proceeds realized from the exercise of the Warrants will depend upon the amount and timing of such exercises, the Company's operating revenues and cash position at such time and its working capital requirements during the course of such exercise period. There can be no assurances that any of the Warrants or the Underwriters' Warrants will be exercised.

         While the intended use of proceeds is consistent with the Company's current business plan objectives, the Company reserves the right to change the use of proceeds depending on working capital requirements and opportunities afforded to the Company. Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

         The net proceeds of approximately $5,522,000 realized by the Company from the initial public offering of the Common Stock and Warrants consummated in September 1994 were utilized by the Company for acquisitions, equipment, repayment of indebtedness and for working capital purposes primarily associated with discontinued operations.

                                   THE COMPANY

DESCRIPTION OF BUSINESS

         (A)      BACKGROUND

         Aquagenix, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiaries, provides aquatic and industrial vegetation management services to governmental and commercial customers. The Company provides aquatic and industrial vegetation management services in the States of Florida, Georgia, North and South Carolina, Arizona, Alabama and Tennessee. The Company offers a variety of aquatic and industrial vegetation management and maintenance services, consisting primarily of the control of aquatic weeds, algae and exotic plants, brush and noxious tree control, wetland planting and restoration, installation of fountains and aeration systems and the stocking of fish for game and plant and insect control.

         The Company was incorporated under the laws of the State of Delaware in May 1993 to acquire all of the issued and outstanding capital stock of Aquagenix Land-Water Technologies, Inc. ("ALWT"), formerly known as Environmental Waterway Management,

Inc. and Florida Underground Petroleum Tank Contractors, Inc. ("FUPTC"). Prior to their acquisition by the Company, ALWT had been engaged in the aquatic management business, primarily aquatic weed, algae and plant control, since its formation in October 1990. In February 1995, the Company acquired Haas Environmental Services ("HES"). Both FUPTC and HES had been engaged in the environmental remediation business, primarily remediation of petroleum contaminated soil and ground water. The operations of FUPTC and HES have been discontinued since November 1995. Unless the context requires otherwise, the "Company" refers to Aquagenix, Inc. and its consolidated subsidiaries, ALWT, Aquagenix Land-Water Technologies of Arizona, Inc. ("ALWTA") and Right of Way Control, Inc. ("ARC"), Aquatic Dynamics, Inc. ("ADI"), Aquagenix Land- Water Technologies of Georgia, Inc. (formerly known as Good Shepherd, Inc. d/b/a Green Pastures, Inc., "GPI"), FUPTC and HES.

         In order to raise capital, in September 1994, the Company consummated an underwritten initial public offering (the "IPO") of 1,250,000 shares of its common stock, $.01 par value (the "Common Stock"), and 1,437,500 redeemable warrants (the "Warrants"), for aggregate net proceeds of approximately $5,541,000 (after deduction of the underwriting discounts and before deduction of other expenses of the IPO). In October 1994, the Company realized additional net proceeds of approximately $815,000 from the sale of an additional 187,500 shares of Common Stock upon the exercise by the underwriter of its over-allotment option.

         (B)      BUSINESS OVERVIEW

         The Company offers a variety of aquatic and industrial vegetation management services, consisting primarily of the control of aquatic weeds, algae and exotic plants, industrial vegetation management, wetland planting and restoration, installation of fountains and aeration systems and the stocking of fish for game and pest and plant control. The Company's services are intended to assist in flood control, maintain the health, beauty, quality and natural balance of life in aquatic and terrestrial environments and in some instances, to maintain reasonable access to critical utility and other right of way areas. They are designed to suit individual customer requirements, many of whom maintain waterways and lands in compliance with federal, state and local environmental laws and regulations.

         Lakes, canals, ponds, rivers and wetlands have become increasingly popular forms of aesthetic and recreational components in cities, golf courses, country clubs, commercial and residential developments, apartment complexes and parks in and throughout the United States. Waterways provide facilities for recreational use, such as fishing and water sports, and are important for flood control, drainage, wildlife preservation and as a source of water for industrial and residential use. As a result of natural and other factors, including overgrowth of noxious weeds, algae and exotic plants, which deplete oxygen and restrict the flow of water, waterways and wetlands require ongoing management to preserve and maintain their functional use, biological health and aesthetic value.

         In the Sunbelt states of Florida, Georgia, South Carolina, North Carolina, Tennessee, Mississippi, Missouri, Louisiana, Texas, New Mexico, Arizona, Nevada and California, there are over 5,500 golf courses and country clubs, most of which require aquatic management services; and as a result of the climate and topography within the Sunbelt states, the majority of real estate developers have water features which require maintenance. The market for aquatic management services on private land in Florida alone is estimated to exceed $100 million.

         There is also a growing trend toward privatization of aquatic and industrial vegetation management services carried out on public lands by public works personnel of governmental agencies as they come under increasing fiscal pressures to reduce costs. The South Florida Water Management District, one of the Company's customers, had performed its own vegetation management work years ago and had subsequently awarded work to the Company. The potential market for such services on public land in Florida is estimated to exceed $500 million.

           Additionally, because extensive land development in the Sunbelt states and other coastal states has depleted natural wetlands, federal and state legislation has been enacted to preserve wetlands by requiring property owners and developers to restore portions of developed properties to their natural state, in what is known as a "no net loss" policy. In May 1994, a $700 million restoration project for Florida's Everglades was adopted by the State of Florida, which contemplates that the federal government, the State of Florida and a group of landowners will jointly fund restoration of portions of Florida's Everglades. The Company will seek to capitalize on perceived demand for aquatic management services, particularly wetlands planting and restoration services.

         With annual revenues of approximately $11,500,000 for 1996, the Company is currently the largest provider of aquatic and industrial management services in the United States. In 1996, with the acquisition of two businesses engaged in industrial vegetation management services (see below - "Recent Acquisitions"), the Company has increased its revenues from such services which accounted for 17% of total revenues as compared to only 3% for 1995. In 1996, the Company has begun creating a niche for itself in the industrial vegetation management business, with the acquisitions providing the springboard from which marketing efforts are targeted at electric and power utilities, telephone and railroad companies, transportation departments and industrial sites throughout Florida, Georgia and Alabama. In 1997, the Company anticipates securing more industrial vegetation contracts which are generally larger in value as compared to the aquatic vegetation contracts.

         (C)      BUSINESS OF ISSUER

COMPANY SERVICES

         AQUATIC WEED, ALGAE AND EXOTIC PLANT CONTROL. The term "aquatic weed" encompasses a large, diverse group of plant types, consisting of four basic groups which pose a problem to waterways: floating aquatics, submersed aquatics, emergent and ditchbank weeds and grasses. Algae, a fifth classification, is a lower form of submersed plant life and is the cause of "scum" on the water's surface. Left unattended, aquatic weeds, algae and plants appear and propagate in excessive amounts and interfere with the aquatic environment's natural balance. Thick masses of aquatic weeds can disrupt boat traffic, fishing and other water sports, lower the oxygen levels of water resulting in fish kills and create water flow problems. Noxious weeds generate foul odors, visual eyesores and create breeding grounds for mosquitos and other pests. Most noxious aquatic weeds, exotic plants and trees have been imported into the Sunbelt States without natural enemies and have proceeded to displace natural and native plant life. While beneficial plants are essential to creating a properly balanced aquatic ecosystem and provide food and shelter for various species of fish, birds and animals, dense infestations of aquatic weeds and algae prevent sunlight from entering the water, potentially endangering all living inhabitants of aquatic environments.

         The Company's aquatic management services consist primarily of the control of aquatic weeds, algae and exotic plants. The Company establishes treatment programs for lakes, canals, ponds, reservoirs, rivers, estuaries, marine areas and wetlands by assessing ambient water quality and vegetation and the specific needs of individual customers. The Company maintains a data base of computerized water analysis information and property management control and service records designed to provide customers with a comprehensive aquatic treatment plan. Company-trained and licensed applicators utilize approved algicides and herbicides and special spraying equipment to disperse algicides and herbicides in water and on adjacent land to control the growth of aquatic weeds, algae and exotic plants. The Company typically uses small boats equipped with tanks to hold liquid formulations and spray arms for spraying from the water. Similarly equipped four-wheel drive all-terrain vehicles are utilized for spraying from the shoreline. Significant reduction in the growth of aquatic weeds, algae and exotic plants is usually achieved within three to four weeks. The customers for these services typically agree to annual contracts which provide for monthly service and payment.

         In addition to the regular application of algicides and herbicides, the Company utilizes harvesting methods to control aquatic weeds. Harvesting is performed either manually or mechanically, depending upon the nature and extent of the growth of undesirable aquatic weeds and plants. Mechanical harvesting is typically expensive but achieves immediate results. The Company engages third-party contractors which utilize barges equipped with special attachments to cut, gather and crop aquatic weeds. Harvesting is done on a project-by-project basis.

         The Company also controls submersed aquatic weeds, algae and insects by introducing several species of fish, the Triploid Grass Carp, a genetically-engineered weed-eating fish which may consume as much as three times its body weight each day, and the Gambusia, or Mosquitofish, which may consume up to its weight in mosquito larvae and pupae each day. Additionally, the Company stocks different types of Tilapia in the Western United States for the control of toxic algae formations. The Company, when required, obtains necessary permits from state governmental authorities to use biological control methods on a project basis.

         For the years ended December 31, 1995 and 1996, aquatic weed, algae and exotic plant control services accounted for approximately 93% and 77%, respectively, of the Company's revenues from continuing operations.

         INDUSTRIAL VEGETATION MANAGEMENT. The Company provides professional right of way weed control along utility lines, pipelines, transmission lines, distribution lines, railroads, power substations, canals, ditches, bridges and other industrial sites for private and public sector customers.

         The Company inspects target areas to determine environmental factors, safety factors, geographic criteria surrounding plant life and combines this information with input from the customers. The Company subsequently provides precision low volume application weed, brush and tree control to the designated system(s). The Company's services are varied and may be "bundled" to meet specific customer needs. It maintains a large inventory of application equipment at peak performance condition and has the most complete array of equipment available for each job.

         Distribution power lines are serviced by ground application techniques. Equipment in service for these applications includes: four-wheel drive, one-ton spray trucks, track equipment and ATVs. In addition, vegetation control is achieved with personnel using backpack sprayers. Transmission power lines are managed from the air by helicopters and aerial TVB spray equipment. Safety guard rails and transportation right of ways are serviced by highly specialized vehicles, equipped with computer injection systems designed specifically for these functions.

         For the years ended December 31, 1995 and 1996, industrial vegetation management services accounted for approximately 3% and 17%, respectively, of the Company's total revenues from continuing operations.

         WETLAND PLANTING AND RESTORATION. The preservation and propagation of wetland areas has become recognized as an important part of maintaining the ecosystem. Aquatic and wetland plants are critical components of healthy ponds, lakes or waterways, inasmuch as these plants form a base for an important link between the beginnings of the food-chain and higher forms of plant and animal life. The Company believes that the quality of water is directly attributable to the balance of the water's and shoreline's vegetation.

         The Company offers wetland planting, restoration and maintenance services, which involve the movement of soil and the planting of beneficial native plant life to create or recreate wetlands in the form in which they naturally occur. The Company currently engages in wetland planting utilizing its personnel and equipment and, to the extent necessary, third-party equipment. Revenues from such services comprised 4% of total revenues from aquatic management business for 1995 and 1996. With the "no net loss" governmental policy and the State of Florida's Everglades restoration project, the Company anticipates that wetland planting and restoration services will account for an increasing portion of the Company's revenues in the future.

         DESERT RAIN/Trademark/ FOUNTAINS. The Company offers an extensive line of decorative floating fountains, trademarked "Desert Rain/Trademark/", to enhance the visual appeal and beauty of waterways, while providing ecological benefits, including increased circulation, reduced stagnation and the reduction of odors caused by algae. The Company's fountains feature a unique, interchangeable nozzle which allows the customer to select from several different spray patterns. Fountains are fabricated using quality waterproof materials which are treated to resist corrosion. Nozzle assemblies are manufactured using high-density polyurethane, epoxy, brass and stainless steel for durability.

         AERATION SYSTEMS. The Company also offers aeration systems designed to permit waterways to digest organic sediments which deplete oxygen, trap gasses and result in general degradation of water quality. The Company's aeration systems are custom designed systems consisting of a pattern of porous stones which are laid on the bottom of a lake and a relatively silent air compressor mounted on the shore. When air is injected from the compressor through pipes to the stones, air rises through the water oxygenating and cleansing it. The Company's aeration systems are designed to minimize fish kills and foul odors and to facilitate lake management and the operations of wastewater and aquaculture industries. To date, revenues derived from fountain and aeration system installation services have not been material.

         FISH STOCKING. The Company offers a variety of species of fish for stocking lakes and ponds for recreational and biological purposes, including Triploid Grass Carp (Amur), Tilapia, Gambusia (Mosquitofish), Smallmouth Bass, Largemouth Bass, Bluegill, Black Crappie, Warmouth Perch and Channel Catfish. The Company's personnel perform salinity, Ph and oxygen tests, conduct surveys of existing fish population and create aquatic sanctuaries for successful fish habitation. The Company obtains its requirements of fish from a number of suppliers. To date, revenues derived from fish stocking services have not been material. However, the Company is presently expanding this line of business in the Western United States through its subsidiary, ALWTA, in Arizona.

OPERATIONS

         Headquartered in Fort Lauderdale, Florida, the operations of the Company are decentralized with eleven customer service offices, one in each of Fort Lauderdale, West Palm Beach, Orlando, Sarasota, Tampa, Jacksonville, Fort Myers, Daytona Beach (all in Florida), Myrtle Beach (South Carolina), Tempe (Arizona) and Athens (Georgia). Each customer service office is headed by a branch manager and supported by sales representatives. As a result of maintaining decentralized operations, the Company is able to reduce transit time and per diem expenses while providing better services to a larger customer base. The branch offices can also be utilized to integrate acquisitions within its geographic region of operations and are easily expandable to handle increased levels of business without a meaningful increase in administrative expenses. This was the case with the Jacksonville, Tampa and Fort Lauderdale operations acquired from Aquatic and Right of Way Control, Inc and AmerAquatic, Inc. (see below - "Recent Acquisitions"). Each office has the same basic set-up, systems and general operations which is a key aspect in the implementation of the Company's expansion strategy in that branch offices can be quickly established in multiple geographical areas in a proven company format. Offices are fully computerized with established customer service protocol. This enables the Company's services to be efficient, professional and responsive to the client base.

EXPANSION STRATEGY

         The Company believes that continuing initiatives of governmental authorities relating to environmental problems as well as the gradual privatization of in-house governmental and utility based aquatic and industrial vegetation management contracts have resulted in significant opportunities for its business, through internal growth and acquisitions. Management estimates that only 30% of the aquatic and vegetation management industry is served by commercial companies. The Company's expansion strategy is: (I) to acquire similar businesses and integrate their operations into the existing business so as to create economies of scale; (ii) to intensify marketing efforts and open additional decentralized branch offices that allow the Company to expand its geographic markets while maintaining quality service and minimizing operating expenses; and (iii) to achieve critical mass and increase operating leverage and efficiency so that the Company can pursue larger contracts from the 70% of the industry that traditionally sources contracts in-house. The proceeds of the IPO have enabled the Company to finance increased levels of accounts receivable and satisfy significant bonding requirements in connection with its operations. It has also enabled the Company to establish substantial bonding and insurance capabilities, thereby permitting the Company to bid on and secure larger contracts, especially government and utility work. In addition, over the past three years, the Company has made significant investment in building middle management in order to provide the appropriate infrastructure to integrate the acquisitions planned for under its growth strategy.

         The Company intends to aggressively apply its growth strategy in several stages in the following geographic markets which it perceives to have significant growth potential: (i) Georgia, South Carolina and North Carolina;
(ii) California, Arizona and Nevada; and (iii) Texas, Louisiana and the remainder of the Southern United States.

         The GPI, ADI, ARC, AmerAquatic, and L&L Acquisitions (see below - "Recent Acquisitions") were consummated as part of the Company's goal of expanding its operations. Consistent with its strategy of growth, the Company will seek to expand its operations through further acquisitions. The Company believes that the aquatic and industrial vegetation management industry is highly fragmented, consisting principally of small privately-owned companies with limited capital resources, bonding capabilities and documentation systems. The Company believes that with further additions to its existing infrastructure, including improvements to its information and documentation systems, coupled with increased bonding capabilities, this will enable the Company to out-bid its smaller competitors and position the Company to acquire smaller service providers in new geographic markets. However, there can be no assurance that the Company will be able to obtain the required financing to fund the costs of purchasing capital equipment and to build its infrastructure or to make the acquisitions to expand its operations or that the Company will be able to successfully integrate into its operations any acquired business.

RECENT ACQUISITIONS

         On December 31, 1996, the Company acquired 100% of the common stock of Good Shepherd, Inc. d/b/a Green Pastures, Inc. ("GPI Acquisition"), now known as Aquagenix Land-Water Technologies of Georgia, Inc., pursuant to a Stock Exchange Agreement, dated as of December 31, 1996, by and among the Company, GPI and Garry Seitz and Jan Seitz (the "GPI Shareholders"), the shareholders of GPI. The aggregate purchase price was $600,000 which was paid by the issuance of 96,000 shares of the Company's common stock to the GPI Shareholders. The assets acquired from GPI comprised mainly of high-tech roadside application equipment and recurring service contracts.

         GPI, a Georgia-based private company founded in 1988, is a provider of roadside vegetation management services throughout the state of Georgia using high-tech computer controlled application systems along roadsides and has annual revenues of approximately $960,000. This acquisition has been accounted for as a pooling of interests and the Company intends to continue and further develop the existing business of GPI as part of ALWT.

         On December 7, 1996, the Company, through its wholly owned subsidiary, merged with Aquatic Dynamics, Inc. (the "ADI Acquisition") with the Company becoming the surviving entity, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 7, 1996, by and among the Company, Aquagenix Land-Water Technologies of Arizona, Inc., ADI and Pat Church and Stephen Church, the shareholders of ADI. The aggregate purchase price was $1,000,000, of which (i) $750,000 was paid by the issuance of 133,333 shares of the Company's common stock to the former shareholders of ADI; (ii) $200,000 was paid by the issuance of an installment note due on January 15, 1997, bearing interest at 7% and (iii) $50,000 was paid in cash. The installment note of $200,000 has since been paid in full. The cash portion was funded out of the proceeds of certain private equity placements which took place in June 1996. The assets acquired from ADI comprised mainly of vehicles and equipment, accounts receivable, marketable securities and recurring service contracts.

         In connection with the ADI Acquisition, the Company has entered into two-year employment agreements with the former shareholders of ADI who are participating in the management of the Company's western operations.

         ADI, an Arizona-based private company founded in 1974, was a full-service aquatic vegetation management firm whose experience and services span the gamut of surface water management needs, including residential, commercial, industrial and governmental projects, irrigation and effluent reuse water systems, lake and pond management and ongoing waterway maintenance. ADI has been a leading provider of aquatic vegetation management services throughout Arizona and the southwestern United States with annual revenues of approximately $1,600,000. The ADI Acquisition has established the Company's market presence in the southwestern United States with ADI serving as the hub of operations in that region. The Company intends to continue and further develop the existing business of ADI under its new name, namely, Aquagenix Land-Water Technologies of Arizona, Inc.

         On June 7, 1996, the Company acquired 100% of the voting common stock of Aquatic and Right of Way Control, Inc. ("ARC Acquisition") pursuant to the terms of a Stock Exchange Agreement, dated as of June 7, 1996, by and among the Company, ARC and Ray A. Spirnock and Shirley J. Spirnock, the shareholders of ARC. The aggregate purchase price was $1,500,000, of which $1,350,000 was paid by the issuance of 270,000 shares of the common stock of the Company to the former shareholders of ARC and $150,000 was paid in cash. The cash portion was funded out of cash flows from operations. The assets acquired from ARC consisted mainly of recurring service contracts, accounts receivable and industrial vegetation application equipment. In connection with the ARC Acquisition, the Company entered into a two-year employment agreement with Ray A. Spirnock.

         With annual revenues of approximately $1,350,000, ARC was a leading provider of industrial vegetation and utility right of way management services in Florida, Georgia and Alabama. These services include the control of noxious weeds in the right of way areas adjacent to distribution and transmission power lines. The Company intends to operate the existing business as part of ALWT and is further developing the industrial vegetation and utility right of way management business previously conducted by ARC.

         On November 17, 1995, ALWT acquired (the "L&L Acquisition") certain of the equipment and customer contracts of L&L Mosquito & Pest Control, Inc., a South Carolina corporation ("L&L"), used in its aquatic weed and algae control business, pursuant to the terms of an Asset Purchase Agreement, dated as of November 17, 1995, by and among ALWT, L&L and the sole shareholder of L&L. The aggregate purchase price paid by ALWT for the assets of L&L was $150,000 in cash. The Company is continuing to operate the aquatic weed and algae control business previously conducted by L&L. The L&L Acquisition has provided an established foothold for the Company in Hilton Head, South Carolina.

         On October 31, 1995, ALWT acquired ("the AmerAquatic Acquisition") substantially all of the assets and assumed certain of the liabilities, of AmerAquatic, Inc., a Florida corporation ("AmerAquatic"), pursuant to the terms of an Asset Purchase Agreement, dated as of October 19, 1995, by and among ALWT, the Company, AmerAquatic and Thomas Latta and C. Elroy Timer, the principal shareholders of AmerAquatic. The aggregate purchase price paid by ALWT for the assets of AmerAquatic was $4,291,084, subject to adjustment under certain circumstances, of which (i) $3,791,084 was paid in cash and (ii) $500,000 was paid through the issuance by ALWT of a seven-month promissory note bearing interest at a rate of 9.75% per annum, which note was guaranteed by the Company and subsequently paid in full. AmerAquatic was engaged in the business of providing lake management services, including aquatic and terrestrial weed and algae control, melaleuca and other exotic plant control, wetland and upland restoration and other related services. They were the Company's largest competitor in this business in Florida with over 1,000 customers. The AmerAquatic Acquisition expanded the Company's geographic reach into northern Georgia, North Carolina and South Carolina and initiated the Company's penetration into its second strategic market, the South Atlantic states. The Company is continuing to operate the lake and wetland management business previously conducted by AmerAquatic as part of ALWT.

         In connection with the AmerAquatic Acquisition, the Company, ALWT and AmerAquatic entered into a Private Label Agreement, pursuant to which ALWT agreed to purchase sixty specialized vehicles known as "Spra-Buggies", used among other things, to provide lake management services, over a period of three years commencing on October 31, 1995, for a purchase price of approximately $25,000 each. ALWT has the exclusive right to purchase, use and sell these highly-efficient and durable Spra-Buggies within the aquatics industry.

         In connection with the AmerAquatic Acquisition, the Company, ALWT and
C. Elroy Timmer entered into a one-year employment agreement.

         The Company funded the cash portion of the purchase price for the assets of AmerAquatic from the proceeds of the issuance and sale of (I) the Company's 12.50% Senior Secured Note due February 28, 1996 (the "Bridge Note") in the principal amount of $5,000,000, and (ii) warrants (the "Bridge Warrants") to purchase an aggregate of 168,166 shares of the Company's Common Stock, pursuant to a Senior Secured Note and Warrant Purchase Agreement, dated as of October 31, 1995 (the "Bridge Note Purchase Agreement"), between the Company and The Equitable Life Assurance Society of the United States ("Equitable"). In December 1995, the Company issued to Equitable the Company's 12.50% Senior Secured Note due October 31, 2003 (the "Senior Secured Note") in the principal amount of $5,000,000 and warrants (the "Warrants") to purchase an aggregate of 351,197 shares of the Company's Common Stock, subject to adjustment under certain circumstances, in substitution for the Bridge Note and the Bridge Warrants, respectively, pursuant to an Amended and Restated Senior Secured Note and Warrant Purchase Agreement, dated as of December 15, 1995 (the "Note Purchase Agreement"), between the Company and Equitable. The Senior Secured Note is subordinated to all indebtedness of the Company to its bank lender and is secured by substantially all of the Company's assets. The Warrants are exercisable at any time until December 31, 2000 at an exercise price of $7.38 per share, subject to adjustment under certain circumstances.

CUSTOMERS

         The Company provides surface water management and industrial vegetation management services to utilities, golf courses, country clubs, real estate owners and developers, homeowners and condominium associations, apartment complexes and various municipal, state and federal governmental authorities and taxing districts, many of which maintain waterways and lands in compliance with local environmental laws and regulations. The Company currently provides aquatic and industrial vegetation management services to approximately 48 customers in the public sector and approximately 2,299 customers with whom the Company has annual aquatic and industrial vegetation management contracts. Substantially all of the Company's contracts for aquatic and industrial vegetation management services are recurring in nature and for the year ended December 31, 1996, this comprised 73% of total revenues (1995: 77%). These recurring annual contracts provide for monthly payments and are automatically renewable. The annual contracts for industrial vegetation management services are usually renewable for a term of up to three years and provide for payments based on a cost per acre or mile of land under management.

         For the year ended December 31, 1996, 19% of its revenues were derived from governmental customers as compared to 34% for 1995. Governmental customers which formerly provided aquatic or vegetation management services through government employees have accounted for a significant portion of the Company's revenues. It is anticipated that a substantial portion of the Company's future revenues will be derived from governmental and quasi-governmental customers. Government contracts are subject to special risks, including delays in funding; lengthy review processes for awarding contracts; non-renewal; delay, termination, reduction or modification of contracts in the event of changes in the government's policies or as a result of budgetary constraints; and increased or unexpected costs resulting in losses.

         Historically, the Company has been dependent on a limited number of contracts for a significant portion of its revenues. For the years ended December 31, 1996 and 1995, the Company's five largest customers with whom it has annual contracts accounted for approximately 19% and 21%, respectively, of the Company's revenues. In 1995, Northern Palm Beach County Water Control District, the customer with which the Company has the largest annual contract, accounted for approximately 14.0% of the Company's revenues while in 1996, it only accounted for 2.2% of the total revenues for 1996. For the year ended December 31, 1996, the Company has broadened its customer base and no one customer accounts for more than 5% of the Company's total revenues.

         There can be no assurance that the Company will obtain additional contracts for projects similar in scope to those previously obtained or retain existing customers or attract and retain new customers or that the Company will not remain largely dependent on non-recurring contracts with a limited customer base, which will constitute a significant portion of the Company's revenues.

INSURANCE AND BONDING

         The Company carries insurance coverage which the Company considers sufficient to meet applicable regulatory and customer requirements and to protect the Company's assets and operations. The Company's insurance coverage currently includes $2 million of comprehensive general liability insurance, up to $1 million of pollution liability insurance and $8 million of excess liability insurance. The Company attempts to operate in a professional and prudent manner and to reduce its liability risks through specific risk management efforts, including employee training. Nevertheless, a partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, could have a material adverse effect on the Company and its financial condition. In addition, the inability to obtain insurance of the type and in the amounts required could impair the Company's ability to obtain new contracts, which are, in certain instances, conditioned upon the availability of adequate insurance coverage.

         The aquatic and industrial vegetation management business involves potentially significant risks of statutory, contractual and common law liability for environmental damage and personal injury. The Company, and in certain instances, its officers, directors and employees, may be subject to claims arising from the Company's on-site or off-site services, including chemicals used in its operations, and environmental contamination by the Company, its contracted transporters or disposal site operators. All such persons may be liable for site investigation, site cleanup costs and natural resource damages, which costs could be substantial, regardless of whether they exercised due care and complied with all relevant laws and regulations. There can be no assurance that the Company will not face claims resulting in substantial liability for which the Company is uninsured, that hazardous substances or materials are not or will not be present at the Company's facilities or that the Company will not incur liability for environmental impairment.

         The Company is required, in most instances, to post bid and/or performance bonds in connection with contracts or projects with government entities and, to a lesser extent, private sector customers. To date, the Company has been able to obtain bonds in amounts of up to approximately $4 million per bond. However, there is no assurance that this will continue. The Company anticipates that in the future it will continue to be required to post bid and/or performance bonds in connection with contracts or projects with government entities and, to an increasing extent, private sector customers. In addition, new or proposed legislation in various jurisdictions require or will require the posting of substantial bonds or require other financial assurances with respect to particular projects. There can be no assurance that the Company will be able to obtain bonds in the amounts required.

MARKETING

         To date, marketing has principally been conducted through the efforts of the Company's management and sales personnel. The Company uses various marketing methods, including direct mailings, in-person solicitation, print advertising and participation in trade shows and conventions, and periodically mails attractive, full-color sales brochures and advertises in trade journals. The Company's sales force consist of approximately sixteen people, who are responsible for soliciting potential customers in their respective geographic markets, receive salaries plus a percentage of gross profits derived from Company services. The Company also obtains customers through recommendations and referrals from existing customers and environmental engineers and consultants. The Company's executive officers devote significant time and effort to maintain continuing customer relationships.

         The Company typically obtains private and public contracts for its services through the process of competitive bidding. The Company's marketing efforts include subscribing to several bid reporting services and monitoring trade journals and other industry sources for bid solicitations by various entities, including government authorities and related instrumentalities, and responding to such bid solicitations, which include requests for proposals and requests for qualifications. In response to a request for proposal or qualification, the soliciting entity generally requires a written response within a set period of time. Generally, in the case of a request for a proposal, a bidder submits a proposal detailing its qualifications, the services to be provided and the cost of the services to the soliciting entity which then, based on its evaluation of the proposals submitted, awards the contract to the successful bidder. Generally, in the case of a request for qualification, a bidder submits a response describing its experience and qualifications, the soliciting entity then selects the bidder believed to be the most qualified, and then negotiates all the terms of the contract, including the cost of the services.

         The Company believes that accurate bidding is important to the Company's business. Accordingly, the Company utilizes a computerized bidding system and engages personnel at potential sites to determine cost factors used in submitting bids. Public contracts are usually longer-term (two to three years) and may periodically be put up for bid even though the Company has provided quality services and has formed a strong relationship with the customer. While a bid price is an important factor in obtaining contracts, the Company believes that potential customers also consider reputation, experience, safety record and the financial condition of bidders in awarding contracts. Because of its familiarity with the nature of the contracts and the basis on which they are awarded, the Company is often able to retain contracts that are put up for bid. In the past, the Company has been able to retain approximately 85% of contracts which fall into this category. However, there can be no assurance that the Company will continue to be successful in having its bids accepted. The competitive bidding process is typically lengthy and often results in the expenditure of significant sums and allocation of resources in connection with bids that may be rejected. Additionally, inherent in this process is the risk that actual performance costs may exceed the projected costs, especially in relation to disputes on the performance of services, upon which the submitted bids or contract prices are based.

COMPETITION

         The aquatic and vegetation management industry is highly competitive. The Company faces competition from several hundred companies throughout the Sunbelt States. In recent years, government authorities have implemented an extensive regulatory framework directed toward alleviating various environmental problems. The complex nature of government regulation has resulted in significantly increased sophistication and costs of aquatic and industrial vegetation management, handling and disposal methods, facilities and equipment. Consequently, the industry has become increasingly capital intensive and competitive.

         The Company believes that the principal competitive factors in the aquatic and industrial vegetation management industry are reputation, technical proficiency, managerial expertise, financial assurance capability (particularly as it relates to bonding), price and breadth of services offered, including documentation capabilities. With its internal growth and its recent acquisitions, the Company is currently the largest commercial provider of aquatic and vegetation management services in the United States. With its highly credible track record, substantial bonding and insurance capabilities, its investment in managerial expertise, equipment and computerized operations, management believes that the Company does have a competitive edge in the business. The Company has developed a customized software package which provides individual job budgets, branch work schedules, integrated customer service and sales activity tracking and collaborative communications. All these allows the Company to provide quality service, improve efficiency and costs control and provide competitive yet profitable bids. In addition, the Company is also committed to purchasing highly specialized proprietary equipment to remain in the forefront of technology. This equipment is intended to be used for weed and algae control both in water and on land ('amphibian' in nature). They may result in high efficiency and accuracy including the reduction of the cost of labor per acre of weed control, allowing the Company to use the finest treatment products for its customers and projects.

         Competition in the aquatic and industrial vegetation management industry is, however, expected to increase in the foreseeable future. A significant number of aquatic management projects continue to be performed "in house" by the major water management districts, many of which may have substantially greater financial and other resources than the Company. The Company also expects that a significant number of new market entrants will seek to bid on new aquatic management projects for the Everglades. There can be no assurance that the Company will be able to compete successfully in its markets.

SUPPLIERS AND SUBCONTRACTORS

         The Company is dependent on third-party suppliers and manufacturers for all of its requirements of algicides and herbicides, fish and aeration systems used in its aquatic management business. Although the Company purchases all of these supplies from numerous suppliers and believes that alternative sources of supply are available, failure by such suppliers and manufacturers to continue to supply the Company with products on commercially reasonable terms, or at all, in the absence of readily available alternate sources, would adversely affect the Company's ability to deliver products and provide services on a timely and competitive basis. The Company is dependent on the ability of its suppliers and manufacturers, among other things, to satisfy performance, quality and regulatory specifications and dedicate sufficient production capacity for supplies within scheduled delivery times. The Company does not maintain contracts with any of its suppliers or manufacturers and purchases supplies pursuant to purchase orders placed from time to time in the ordinary course of business. In addition, the Company currently does not own or lease certain specialized equipment, including mechanical harvesting or certain planting equipment and is dependent upon third-party subcontractors to provide necessary equipment, know-how, transportation and other facilities on a project basis. In the event such subcontractors were to become unavailable to the Company at acceptable cost levels, or at all, the Company's business could be materially adversely affected.

GOVERNMENT REGULATION

         The aquatic and industrial vegetation management services business is subject to extensive and frequently changing federal, state and local laws and substantial regulation under these laws by governmental agencies, including the United States Environmental Protection Agency (the "EPA") and the United States Occupational Safety and Health Administration ("OSHA"). Among other things, these regulatory authorities impose requirements which regulate the handling, transportation and disposal of hazardous and non-hazardous materials and the health and safety of workers, and require the Company and, in certain instances, its employees, to obtain and maintain licenses and permits in connection with its operations. This extensive regulatory framework imposes significant compliance burdens and risks on the Company. The Company is currently subject to the requirements of the Resource Conservation and Recovery Act of 1976, as amended, the Federal Water Pollution Control Act, as amended, the Federal Insecticide, Fungicide, and Rodenticide Act, the Florida Weed Control Act and the Occupational Safety and Health Act of 1970. The following is a summary of these regulations and other material governmental regulations which may be applicable to the Company.

         The Federal Water Pollution Control Act, as amended by the Federal Water Pollution Control Act Amendments of 1979 and the Clear Water Act of 1977 (collectively "CWA"), create the federal statutory scheme for water pollution control and management. The principal objective of the CWA is to restore and maintain the integrity of the nation's waters. In addition, the CWA provides for: (I) the development of pollutant discharge standards and limitations; (ii) a permit and licensing system to enforce these discharge standards; (iii) federal funding to assist in the construction of publicly owned and privately owned treatment works; and (iv) research and development of pollution control technologies and strategies.

         Congress also created the federal Safe Drinking Water Act ("SDWA") to ensure the quality and safety of drinking water supplies. To protect underground sources of drinking water from contamination, SDWA regulates underground injection wells used for waste disposal and establishes a permit program for such practices. The SDWA also establishes procedures for the development and implementation of programs for aquifer protection areas located within areas designated as source aquifers for drinking water.

         Even though the EPA has nationwide authority to implement CWA, authorized states may implement various aspects of the National Pollutant Discharge Elimination System ("NPDES") and pretreatment programs, among other areas of responsibility. In addition to the option of administering the CWA under authority delegated by the EPA, states may develop their own regulations for water pollution control, which generally parallel federal CWA requirements.

         As a complement to the regular NPDES program, the United States Army Corps of Engineers must issue a special permit (commonly referred to as a Section 404 permit) prior to the discharge of dredge-and-fill material into navigable waters of the United States, including "wetlands" as defined under the CWA. As a condition of obtaining such dredge-and-fill permits, the permittee is required to mitigate the impacts of such dredge-and-fill activities (often times by creating new wetlands), resulting in "no net loss" of wetlands or an increase in wetlands areas. As is the case in Florida, many states implement the dredge-and-fill permit criteria under a consolidated federal and state program. The Company from time to time may be engaged in wetlands mitigation projects, which may subject the Company to the provisions of the CWA and its permitting programs.

         Originally adopted in 1947, the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA") constitutes the federal regulatory framework governing pesticides, including algicides and herbicides. FIFRA imposes a variety of licensing, permitting, classification, and registration requirements, along with various constraints imposed upon the application, use, and handling of pesticides. FIFRA mandates that all restricted use of pesticides be applied by or under the direct supervision of an applicator certified only under FIFRA. Although FIFRA dictates certification for applications of restricted use of pesticides, many states, including Florida, require the certification and/or registration of commercial applicators for applications of both general and restricted use pesticides.

         FIFRA expressly authorizes states to regulate the sale or use of a federally registered pesticide or device under certain circumstances, but defers to state regulations employing stricter standards. A state may also require the registration of federally registered pesticides for additional uses consistent with special local needs. As a general rule, state laws regulating pesticides parallel the federal scheme. Many states supplement the federal requirements with their own regulations.

         The Toxic Substance Control Act of 1975 ("TSCA") gives the EPA broad authority to regulate the manufacture, processing, distribution in commerce, use and disposal of chemical substances and mixtures. The EPA may require testing of chemical substances that may present an unreasonable risk to health or the environment. If testing reveals an unreasonable risk, the EPA must take steps to reduce the risk. Options available to the EPA range from labeling requirements prohibiting manufacture of the harmful chemical to mandating the manner in which it must be disposed. The Company from time to time may be engaged in the future to remediate certain contaminated sites, which may involve the use or disposal of chemical substances and mixtures. To the extent that the Company handles in the future those chemical substances and mixtures regulated by TSCA, the Company could be subject to liability under TSCA. The Company does not anticipate that a material portion of its environmental remediation activities in the future will consist of the remediation of sites requiring the use or disposal of chemical substances or materials regulated by TSCA.

         The Florida Aquatic Weed Control Act ("FAWCA") creates a state regulatory framework for the preservation and maintenance of the state's waterways. Under FAWCA, no person or public agency shall eradicate, remove or otherwise alter any aquatic weeds or plants in waters of the state unless the Department of Environmental Protection ("DEP") or its designee issues a permit or the activity is exempted. The Florida Legislature also established the Florida Nonindigenous Aquatic Control Act, which is designed to control nonindigenous aquatic plants primarily by means of maintenance programs. In connection with its aquatic management activities, the Company is subject to the permitting criteria of FAWCA and the Florida Nonindigenous Aquatic Control Act, which the Company does not anticipate will have a material impact on its aquatic management business.

         The Company may also be subject to a variety of environment-related worker and community safety laws. The Occupational Safety and Health Act of 1970 ("OSHA") mandates general requirements for safe work places for all employees. In particular, OSHA calls for special procedures and measures for the handling of certain hazardous and toxic substances. In addition, specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. Moreover, under the Federal Emergency Planning and Right-to-Know Act of 1986, facilities handling specified extremely hazardous materials must notify local emergency planning committees of their activities and comply with the provisions of local emergency plans. Requirements under state law, in some circumstances, may mandate additional measures for facilities handling specified extremely dangerous materials.

         The Company believes that it is in substantial compliance with all material federal, state and local laws and regulations governing its operations and has obtained all material licenses and permits necessary for the operation of its business. However, amendments to existing statutes and regulations, adoption of new statutes and regulations and the Company's expansion into new jurisdictions and aquatic and vegetation management services could require the Company to continually alter methods of operations at costs that could be substantial. There can be no assurance that the Company will be able, for financial or other reasons, to comply with applicable laws, regulations and permitting requirements, particularly as it seeks to enter into new markets. Failure to comply with applicable laws, rules or regulations or permitting requirements could subject the Company to civil remedies, including fines and injunctions, as well as possible criminal sanctions, which would have a material adverse effect on the Company.

         Notwithstanding the burdens of compliance, the Company believes that its business prospects are significantly enhanced by the continuing stringent enforcement of the comprehensive regulatory framework by government agencies. Any significant relaxation of the regulatory requirements governing the aquatic and vegetation management services industry could also adversely affect the Company.

PERMITS AND LICENSES

         The Company and, in certain instances, its employees are required to obtain and maintain licenses and permits in connection with its operations. The Company's employees currently hold the necessary permits for application of the algicides and herbicides utilized by the Company in its aquatic management business. The Company is required to obtain permits from state and local governments for the harvesting and planting of aquatic plants in connection with its wetlands planting activities on a project basis. The Company may also be required to obtain surface water permits in connection with its aquatic management activities on a project basis depending on the nature of the body of water.

         The Company anticipates that it will be required to obtain and maintain additional licenses in geographic areas in which it intends to expand its operations. The Company believes, based upon the level of training of its employees and past experience, that it will be able to obtain all such required licenses, although there is no assurance that it will be able to do so.

EMPLOYEES

         As of March 12, 1997, the Company had approximately 150 employees other than executives, all of whom are full-time employees, which includes 30 administrative staff, 12 branch managers, 13 sales personnel, 75 applicators and 20 laborers. The Company is not currently a party to any collective bargaining agreement. The Company believes that its employee relations are satisfactory.

DISCONTINUED OPERATIONS

         The Company's Board of Directors in November 1995 approved a plan to dispose of the environmental remediation business segment in view of the continued losses of the environmental remediation services division and operational problems associated with it. In 1996, management has implemented various cost-cutting measures including the reduction of officers and other personnel, the sale of under-utilized equipment and the consolidation of accounting and administrative functions. The Company's remediation services which are being discontinued include remediation of petroleum contaminated soil and ground water and the removal, disposal and installation of underground petroleum storage tanks and fuel dispensing systems.

         On April 25, 1996, the Company sold substantially all of the assets and liabilities of HES to Heart Environmental Services, Inc. (the "Buyer"), a New Jersey corporation for a total consideration of $1,907,021. The total consideration comprises (I) $681,000 in cash, (ii) a three-year promissory note of $600,000 (the " Promissory Note") issued by the Buyer, bearing interest at 9% per annum and collateralized by the pledge of 499 shares of the Buyer's Common Stock pursuant to a Stock Pledge Agreement, (iii) the cancellation of total obligations due to H&H Investments Corporation, Mr. Eugene M. Haas and Mr. Robert E. Haas (collectively known as the "Haas Shareholders") which amounted to $626,021. The Company originally incurred these obligations in connection with the HES acquisition in February 1995. As a result of the HES sale, the Company has agreed not to pursue any claims against the Haas Shareholders in connection with the Haas acquisition in February 1995. All of the above items have been satisfied with the exception of (ii) pertaining to the Promissory Note. As of December 31, 1996, the Company determined that there may be a collectability problem in relation to the Promissory Note and as a result, a full valuation allowance has been made.

         In relation to FUPTC, the Company has not been successful in finding a buyer for it and the net book values of the remaining assets of FUPTC have been written down to its net realizable values. As at December 31, 1996, FUPTC has fulfilled all of its remaining contractual obligations. All equipment have been sold on a piece-meal basis and the net liabilities of the discontinued environmental remediation entities consist mainly of accounts receivable, accounts payable and amounts payable to Robert A. Radler, the former President of the Company, under a settlement agreement entered into in 1996 with the Company. The Company is continuing its collection efforts for the remaining accounts receivables in relation to its discontinued operations so as to settle the remaining accounts payable.

DESCRIPTION OF PROPERTY

         The Company maintains a corporate headquarters for its surface water management and industrial vegetation management businesses, consisting of approximately 17,350 square feet, located in Fort Lauderdale, Florida, under a five-year four-month lease which commenced on January 1, 1994. The Company has the option to extend the term of the lease for an additional five years. The Company's annual lease payments for the remaining two years of the lease will be approximately $89,790 and $93,370. Thereafter, the Company's annual lease payments will increase by 5% each year. In addition to its lease payments, the Company is required to pay a proportionate share of the operating expenses, as defined in the lease to include, among other things, property taxes, hazard insurance and all public utility services aside from electric, incurred by the lessor in connection with its management and maintenance of the property subject to the lease. Under the terms of the lease, the Company's operating expenses may not increase by more than 5% each year.

         In addition to its corporate headquarters, the Company conducts its aquatic and industrial vegetation management business out of the following branch offices:

         The Company's office in West Palm Beach, Florida consists of approximately 3,450 square feet, under a two-year lease which commenced on September 23, 1992. The Company has extended the lease for an additional three-year term, including the rental of additional space of approximately 1,150 square feet. The Company has the option to renew the lease for an additional year. Annual lease payment is approximately $35,200, which amounts include the cost of property taxes, hazard insurance, and public utility services but exclude the cost of maintaining exterior walls, roof areas and the structural integrity of the leased building, a portion of which costs the Company may be assessed to pay.

         The Company rents an approximately 3,200 square foot office in Orlando, Florida under a three-year one-month lease which commenced on June 1, 1994. The Company has the option to extend the term of the lease for an additional two years. The Company's annual lease payments for the three years of the lease (excluding the first month) are approximately $17,440, $17,965 and $18,500, excluding taxes, insurance and utilities.

         The Company's office in Sarasota, Florida consists of approximately 4,000 square feet. The Company leases this office under a one-year lease which commenced on January 1, 1997. The Company has the option to renew the lease for four additional one-year terms. The annual lease payment is $24,000 which excludes taxes, insurance and utilities.

         The Company rents an approximately 4,500 square foot office in Tampa, Florida under a five-year lease effective May 1, 1995. The Company has the option to extend the term of the lease for an additional two years. The Company's annual lease payment is $24,000 except for the first year where the rent is specifically waived for a period of five months which amount includes water services, but excludes the cost of all other public utility services, insurance, taxes and maintenance.

         The Company's office in Fort Myers, Florida is approximately 4,200 square foot in size and is under a two-year lease which commenced on December 1, 1995. The annual lease payment is $19,200 excluding taxes, insurance and utilities. The Company has the option to renew the lease for three additional one-year terms.

         On March 1996, the Company entered into a lease for approximately 2,625 square feet of space in Jacksonville, Florida, with a term of one year effective April 1, 1996. The Company has the option to renew the lease for three additional one-year terms. The Company's annual lease payment is $13,200, excluding taxes, insurance and utilities.

         The Company's office in Myrtle Beach, South Carolina consists of approximately 2,000 square feet and is leased on a month to month basis for approximately $600 per month.

         The Company's office in Tempe, Arizona, is approximately 5,900 square feet in size and is under a month to month lease which commenced December 7, 1996. The monthly lease payment is $2,000 in addition to all expenses borne by triple net lease terms, including, but not limited to, real estate taxes. The Company intends to enter into a two year lease agreement including yearly renewal options, with a monthly lease payment of approximately $3,250 for this office.

         In connection with the GPI Acquisition, the Company entered into a month to month lease for approximately 2,800 square feet of space in Athens, Georgia at a monthly lease payment of $1,000.

                              SELLING STOCKHOLDERS

         Pursuant to the Company's initial public offering, the Company issued 1,437,500 shares of Common Stock and 1,437,500 Warrants to purchase 1,437,500 shares of Common Stock. The Company has agreed to maintain an effective registration statement and current prospectus covering the issuance and public sale of shares of Common Stock issuable upon exercise of the Warrants during their term. The Warrants are exercisable at $6.00 per share, and the Company will receive an aggregate of $8,625,000 if all of the Warrants are exercised. Such shares have been included in the Registration Statement of which this Prospectus forms a part.

         The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the shares underlying the Warrants, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the selling stockholders. Sales of the shares of common stock underlying the Warrants may be made from time to time by or for the account of the selling stockholders in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.

                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale of any of the Shares by the selling stockholders. The sale of the securities registered hereby may be effected by the selling stockholders from time to time in transactions in the over-the-counter market, on the NASDAQ National Market System, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities registered hereby may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent for the selling stockholders; (ii) ordinary brokerage transactions; (iii) transactions in which the broker solicits purchasers and (iv) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions from the selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the selling stockholders.

         The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the securities registered hereby may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any securities registered hereby purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities registered hereby may not simultaneously engage in market-making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of shares by the selling stockholders.

         The Company has agreed to pay all fees and expenses incident to the registration of the securities registered hereby except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the selling stockholders.

                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 10,000,000 shares of Common Stock, $.01 par value per share, of which 4,227,091 shares were outstanding as of March 12, 1997. The Company is authorized to issue up to 1,000,000 shares of

Preferred Stock, $.01 par value per share, none of which were outstanding as of March 12, 1997.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable.

             The Company's Common Stock and Warrants are quoted on the NASDAQ National Market System under the symbols "AQUX" and "AQUXW", respectively. The following table sets forth, for the period since September 12, 1994, the high and low closing sales prices for the Common Stock and the Warrants as reported by NASDAQ.

                                            COMMON STOCK          WARRANTS
                                            ------------          --------
                                           HIGH       LOW       HIGH      LOW
                                           ----       ---       ----      ---
1994
Third Quarter
     (beginning September 12, 1994).....  $6-1/2    $5-3/8    $2-1/4    $1-1/8
Fourth Quarter..........................   6-7/8     5-5/8     2-1/4     1-1/2

1995
First Quarter...........................   7-1/4     6-1/2     2-1/8     1-15/32
Second Quarter..........................   7-3/8     5-1/2     2-1/4     1
Third Quarter...........................   8-1/8     6-1/2     2-1/2     1-5/8
Fourth Quarter..........................   8-1/16    6-5/8     2-1/2     1-3/4

1996
First Quarter...........................   6-7/8     3-1/4     2         11/16
Second Quarter .........................   5-1/4     4-1/4     1-1/8     11/16
Third Quarter...........................   5-13/16   4-1/2     1         1/2
Fourth Quarter..........................   6-3/8     4-11/16   1-1/8     1/2

1997
First Quarter
     (through March 12, 1997)...........   8         5-15/16   2-1/2     15/16

         As of March 12, 1997, there were 42 record holders of the Company's Common Stock. There are in excess of 1,009 beneficial owners of the Company's Common Stock.

         The Company has not paid any cash dividends on its Common Stock other than S corporation dividends prior to its initial public offering and does not currently intend to declare or pay cash dividends in the foreseeable future. The Company intends to retain any earnings that may be generated to provide funds for the operation and expansion of its business. In addition, certain of the Company's loan agreements with its lenders prohibit the Company from paying dividends.

PREFERRED STOCK

         The Company is authorized to issue 1,000,000 shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors none of which were outstanding as of the date hereof. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

WARRANTS

         As of the date hereof, the Company has 1,437,500 Warrants issued and outstanding. The Warrants were issued in registered form pursuant to an agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent. Reference is made to said Warrant Agreement for a complete description of the terms and conditions therein (the description herein contained being qualified in its entirety by reference thereto).

         Each Warrant entitles the registered holder thereof to purchase one share of Common Stock, at a price of $6.00, subject to adjustment in certain circumstances, at any time until September 12, 1999 after the expiration date, the Warrantholders shall have no further rights.

         The Warrants are redeemable by the Company, with the consent of the Whale Securities Co., L.P., the Underwriter for the Company's initial public offering, at any time, upon notice of not less than 30 days, at a price of $.10 per Warrant, provided that the closing bid price of the Common Stock on all 20 of the trading days ending on the third day prior to the day on which the Company gives notice has been at least 130%

(currently $7.80, subject to adjustment) of the then effective exercise price of the Warrants. Any redemption shall be for all outstanding Warrants. All warrantholders have exercise rights until the close of business on the date fixed for redemption.

         The exercise price and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, such warrants are not subject to adjustment for issuances of Common Stock at a price below the exercise price of the Warrants, including the issuance of shares of Common Stock pursuant to the Company's stock option plans.

         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date (September 12, 1999) at the offices of the Warrant Agent, with the exercise form on the reverse side of the certificate completed and executed as indicated, accompanied by full payment of the exercise price and transfer tax (by certified check payable to the Company) to the Warrant Agent for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock.

         No Warrant will be exercisable unless at the time of exercise the Company has an effective Registration Statement on file with the Commission covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all such shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there is no assurance that it will be able to do so.

         No fractional shares will be issued upon exercise of the Warrants. However, if a warrantholder exercises all Warrants then owned of record by him, the Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

         Additionally, pursuant to the terms of the Underwriting Agreement, the Company sold the Underwriter, for an aggregate of $125, warrants (the "Underwriter's Warrants") to purchase up to 125,000 shares of Common Stock and/or 125,000 Warrants at an exercise price of $8.25 per share and $.165 per Warrant. The Underwriter's Warrants are exercisable until September 14, 1999 (the "Warrant Exercise Term"). The Warrants issuable upon exercise of the Underwriter's Warrants are exercisable to purchase one share of Common Stock at a price equal to the exercise price equal to the exercise price of the Warrants as set forth on the cover page of this Prospectus (subject to adjustment).

         The Company also has outstanding Options and Warrants to purchase up to an aggregate of 1,177,546 shares of Common Stock at exercise prices ranging from $5.00 to $7.50, substantially all of which are presently exercisable until expiration dates ranging from October 1997 to October 2002.

DIVIDEND POLICY

         Holders of Common Stock are entitled to receive such dividends as may be declared and paid from time to time by the Board of Directors out of funds legally available therefor. The Company intends to retain any earnings for the operation and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, the Company's financial condition and such other factors as the Board of Directors may consider.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION

         Section 102 of the Delaware General Corporation Law ("DGCL") authorizes a Delaware corporation to include a provision in its Certificate of Incorporation limiting or eliminating the personal liability of its directors to the corporation and its stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such provision, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although
Section 102 of the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Pursuant to such provision, the Company Certificate of Incorporation limits the personal liability of the Company directors (in their capacity as directors but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the DGCL. Specifically, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, and
(iv) any transaction from which the director derived an improper personal benefit.

         The inclusion of this provision may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. However, the inclusion of this provision together with a provision which requires the Company to indemnify its officers and directors against certain liabilities, is intended to enable the Company to attract qualified persons to serve as directors who might otherwise be reluctant to do so.

DELAWARE ANTI-TAKEOVER LAW

         The Company is governed by the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, own (or within three years, did own) 15% or more of the corporation's voting stock.

OVER-THE-COUNTER MARKET

         The Company's Common Stock is traded on the NASDAQ National Market System under the symbols "AQUX" and "AQUXW," respectively.

TRANSFER AGENT

         The Transfer Agent for the Company's shares of Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Counsel for the Company, Fort Lauderdale, Florida.

                                     EXPERTS

         The consolidated balance sheets as of December 31, 1996 and 1995, and the consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated. empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Restated Certificate of Incorporation and By-Laws of the Company require the Company to indemnify its Directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The Company maintains directors and officers liability insurance, which covers the Company's subsidiaries and the respective directors and officers.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with this offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any circumstance in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information herein is correct at any time subsequent to the date of this Prospectus.

                                 --------------

                                TABLE OF CONTENTS

                                              PAGE
                                              ----
AVAILABLE INFORMATION.......................    2

INCORPORATION OF CERTAIN
  INFORMATION BY REFERENCE..................    4

RISK FACTORS................................    5

USE OF PROCEEDS.............................   15

THE COMPANY.................................   15

SELLING STOCKHOLDERS........................   36

PLAN OF DISTRIBUTION........................   36

DESCRIPTION OF SECURITIES...................   37

LEGAL MATTERS...............................   42

EXPERTS.....................................   42

INDEMNIFICATION.............................   42



                                 1,437,500 UNITS

                                 AQUAGENIX, INC.

                                   -----------

                                   PROSPECTUS

                                   -----------


                                  April 2, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14...................OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 ..........................The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

         Legal fees and expenses............................        $5,500.00*
         Accounting fees and expenses.......................         7,500.00*
         Printing expenses..................................         3,000.00*
         Miscellaneous......................................            1,000

         Total                                                        $17,000

----------------
*Estimated

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Company's Bylaws provide that the Company has the power to indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.          EXHIBITS.

EXHIBIT                             DESCRIPTION
-------                             -----------
3.1       Amended and Restated Certificate of Incorporation of the Company(1)

3.2       Bylaws of the Company(1)

4.1       Form of Common Stock Certificate(1)

4.2 Revised Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company(1)

4.3 Revised Form of Warrant Agreement between the Company and the Underwriter (including the form of Underwriters Warrant
          Certificate)(1)

5.1       Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel(1)

5.1(a)    Opinion of Atlas, Pearlman, Trop & Borkson, P.A.(14)

10.1      Stock Option Plan of the Company(1)(2)

10.2      Directors Stock Option Plan of the Company(1)(2)

10.3 Employment Agreement, dated June 1, 1993, between the Company and Alan H. Chesler, and form of amendment thereto(1)(2)

10.4 Employment Agreement, dated June 1, 1993, between the Company and Robert A. Radler, and form of amendment thereto(1)(2)

10.5 Employment Agreement, dated June 1, 1993, between the Company and Andrew P. Chesler, and form of amendment thereto(1)(2)

10.6 Non-competition agreement, dated November 19, 1991, between the Company and David Green(1)

10.7 Form of Indemnification Agreement between the Company and each of the Company's Directors and Executive Officers(1)(2)

10.9 Credit Agreement, dated October 30, 1992, between SunTrust Bank, Miami, N.A. and Florida Underground Petroleum Tank Contractors, Inc. ("FUPTC")(1)

10.10 First Amendment to Credit Agreement, dated August 5, 1993, between SunTrust Bank, Miami, N.A. and FUPTC(1)

10.11 Second Amendment to Credit Agreement, dated as of March 14, 1994, between SunTrust Bank, Miami, N.A. and FUPTC(1)

10.12 Guaranty Agreements, dated August 5, 1993, between SunTrust Bank, Miami, N.A. and each of Alan H. Chesler, Robert A. Radler and Donald
          H. Shaffer, Jr.(1)

10.13 Security Agreement, dated October 30, 1992, from FUPTC to SunTrust Bank, Miami, N.A.(1)

10.14 Negative Pledge, dated October 29, 1993, from Alan H. Chesler to SunTrust Bank, Miami, N.A.(1)

10.20 Lease, dated October 2, 1992, between Palm Beach Commerce Center Associates, Ltd. and ALWT(1)

10.22 Lease, dated November 14, 1991, between John Hancock Mutual Life Insurance Co. and ALWT(1)

10.23     Lease, dated March 9, 1992, between Lawrence Danielle and FUPTC(1)

10.24     Lease, dated November 30, 1993, between Franklin S. Davis and the
          Company(1)

10.25 Assignment of Mortgage Note and Security Agreement, dated October 19, 1990, between Alan H. Chesler and ALWT(1)

10.26 Bill of Sale, dated October 19, 1990, between Florida Waterway Management, Inc. ("FWM") and ALWT(1)

10.27     Assumption Agreement, dated October 19, 1990, between ALWT and FWM(1)

10.28     Asset Purchase Agreement, dated June 14, 1991, between FUPTC, Don
          & Sons Equipment Rental, Inc. ("Don & Sons") and South Florida Tank Disposal, Inc. ("South Florida Tank")(1)

10.29 Form of Consultation/Non-Competition Agreement, dated June 1991, between Donald H. Shaffer, Betty Shaffer and FUPTC(1)

10.30 Form of Escrow Agreement, dated June 1991, between Don & Sons, South Florida Tank, FUPTC, Donald H. Shaffer, Jr., Robert Radler and Alan H. Chesler(1)

10.31     Form of Note from FUPTC to Don & Sons and South Florida Tank(1)

10.32     Form of Security Agreement, dated June 1991, between FUPTC,
          Donald H. Shaffer, Jr., Robert A. Radler, Alan H. Chesler and Donald
          H. Shaffer, Betty Shaffer, Don & Sons, and South Florida Tank(1)

10.33 Form of Agreement for Set Off, dated June 1991, between Don & Sons, South Florida Tank and FUPTC(1)

10.34 Agreement regarding substitution of Common Stock of the Company for Common Stock of FUPTC as collateral for certain obligations of the former shareholders of FUPTC, dated May 25, 1993, between the Company, Alan H. Chesler, FUPTC, Robert Radler, Donald Shaffer, Jr., Betty Shaffer, Don & Sons, and Donald Shaffer, Sr.(1)

10.35 Stock Acquisition Agreement, dated June 2, 1993, between the Company and the shareholders of ALWT(1)

10.36 Stock Acquisition Agreement, dated June 2, 1993, between the Company and the shareholders of FUPTC(1)

10.37 Subscription Agreement, dated June 2, 1993, between the Company and Gary Krulik, M.D. and Stephanie Krulik(1)

10.38 Waterway restoration contract, dated July 13, 1992, between Greater Orlando Aviation Authority and ALWT(1)

10.39 Waterway/wetlands maintenance contract, dated August 1992, between Northern Palm Beach County Water Control District and ALWT(1)

10.40 Fueling Facility Demolition Subcontract Agreement, dated February 11, 1993, between Blasland, Bouck & Lee of Florida, Inc. and FUPTC(1)

10.41 Rehabilitation Subcontract Agreement, dated December 15, 1992, between Gurr & Associates, Inc. and FUPTC(1)

10.42 Credit Agreement, dated as of June 10, 1994, between SunTrust Bank, Miami, N.A. and ALWT(1)

10.43 Security Agreement, dated as of June 10, 1994, from ALWT to SunTrust Bank, Miami, N.A.(1)

10.44 Guaranty Agreement, dated as of June 10, 1994, between SunTrust Bank, Miami, N.A. and Alan Chesler, Andrew Chesler, Robert Radler and the Company(1)

10.45 Third Amendment to Credit Agreement, dated as of October 5, 1994, between SunTrust Bank, Miami, N.A. and FUPTC (4)

10.46 Loan Agreement, dated as of February 10, 1995, between SunTrust Bank, Miami, N.A. and FUPTC (4)

10.47 Security Agreement, dated as of February 10, 1995, between SunTrust Bank, Miami, N.A. and FUPTC (4)

10.48 Guaranty Agreement, dated as of February 10, 1995, between SunTrust Bank, Miami, N.A. and the Company (4)

10.49 Guaranty Agreements, dated February 10, 1995 by Alan H. Chesler, Robert A. Radler and Andrew P. Chesler, in favor of SunTrust Bank, Miami, N.A. (4)

10.50 Revolving Loan and Security Agreement dated February 28, 1995 between Midlantic Bank, N.A. and Haas Environmental Services, Inc. (4)

10.51 Continuing Guaranty dated February 28, 1995 by the Company in favor of Midlantic Bank, N.A. (4)

10.52 Asset Purchase Agreement, dated as of February 28, 1995, by and among the Company, HES Acquisition Corp., Haas Environmental Services, Inc., Eugene M. Haas and Robert E. Haas(3)

10.53 Asset Purchase Agreement, dated as of November 23, 1994, by and between ALWT and Mitigation Services, Inc. (4)

10.54 Promissory Note, dated February 27, 1995, of HES Acquisition Corp. in the principal amount of $1,975,000 payable to the order of SunTrust Bank, Miami, N.A. (4)

10.55 Business Lease, dated November 29, 1994, between ALWT and Phillips Highway Land Trust (4)

10.56 Revolving Loan and Security Agreement, dated as of April 5, 1995 between Midlantic Bank, N.A. and HES (5)

10.57 Promissory Note and Security Agreement, dated as of February 13, 1995 between SunTrust Bank, Miami, N.A. and ALWT (5)

10.58 Credit Agreement, Security Agreement and Revolving Credit Note dated as of August 11, 1995, between SunTrust Bank, Miami, N.A. and the Company (7)

10.59 Senior Secured Note and Warrant Purchase Agreement dated as of October 31, 1995, between The Equitable Life Assurance Society of the United States (the "Purchaser") and the Company (7)

10.60 Warrant Agreement dated as of October 31, 1995, between the Purchaser and the Company (7)

10.61 Subordination Agreement dated as of October 31, 1995, by the Purchaser and the Company in favor of SunTrust, Miami, N.A. re: Exhibit 10.3 (7)

10.62 Letter Agreement, dated as of August 18, 1995, among H&H Investments, Inc., Robert E. Haas, Inc., Eugene M. Haas, Robert E. Haas, the Company and HES re: Exhibit 10.4 (7)

10.63 Compliance Agreement, dated as of September 12, 1995, between the U.S. Environmental Protection Agency, ALWT, Alan H. Chesler and Andrew
          P. Chesler re: Exhibit 10.5 (7)

10.64 Asset Purchase Agreement, dated as of October 19, 1995, among the Company, ALWT, AmerAquatic, Inc., Thomas Latta and C. Elroy Timmer re: Exhibit 10.6(7)

10.65 Lake and canal aquatic weed control and marsh maintenance contract, dated April 1995, between Northern Palm Beach County Water Control District and ALWT/AmerAquatic, Inc.(8)

10.66 Lease, dated April 10, 1995, between Tampa Industrial Developers, Ltd. and the Company d/b/a ALWT and FUPTC(8)

10.67 Lease, dated November 1, 1995, between Manny Schwartz, Steve Schwartz and ALWT(8)

10.68 Lease, dated December 1, 1995, between Charles C. Souders, Shirley A. Souders and ALWT(8)

10.69 Asset Purchase Agreement, dated as of November 17, 1995, by and between ALWT and L&L Mosquito & Pest Control, Inc.(8)

10.70 Amended and Restated Senior Secured Note and Warrant Purchase Agreement dated as of December 15, 1995 between the Purchaser and the Company(8)

10.71 Warrant Agreement dated as of December 15, 1995, between the Purchaser and the Company(8)

10.72 Security Agreement dated as of December 15, 1995, between the Purchaser and the Company(8)

10.73 Subordination Agreement dated as of December 15, 1995, by the Purchaser and the Company in favor of SunTrust Bank, Miami, N.A.(8)

10.74 Security Agreement dated as of December 28, 1995, between USL Capital Corporation and the Company, FUPTC and HES(8)

10.75 Commitment Letter dated as of March 13, 1996, between SunTrust Bank, Miami, N.A. and the Company(8)

10.76 Asset Purchase Agreement, dated as of April 25, 1996, by and between Heart Environmental Services, Inc., H&H Investment Corporation, Eugene
          M. Haas, Robert E. Haas, Haas Sand and Gravel, Inc., HES and the Company(9)

10.77 First Amendment to Credit Agreement, Revolving Credit Note and Re-affirmation and Ratification of Guaranty Agreements, dated March 29, 1996 between SunTrust Bank, Miami, N.A. and the Company(9)

10.78 Amendment to Loan Agreement, Amended Promissory Note and Re-affirmation and Ratification of Guaranty Agreements, dated as of March 29, 1996 between SunTrust Bank, Miami, N.A. and FUPTC(9)

10.79 Contract between the South Florida Water Management District and ALWT, dated as of February 6, 1996(9)

10.80 Amendment to Senior Secured Note and Warrant Purchase Agreement between the Company and The Equitable Life Assurance Society of the United States, dated as of December 15, 1995(9)

10.81 Stock Exchange Agreement, dated as of June 7, 1996, by and among the Company, ARC and Ray Spirnock and Shirley Spirnock, the shareholder of ARC(10)

10.82 Subscription Agreement dated June 12, 1996, between the Company and Mr. Jeffrey T. Katz.(11)

10.83 Subscription Agreement dated June 27, 1996, between the Company and Tarragona Fund, Inc.(11)

10.84 Subscription Agreement dated June 27, 1996, between the Company and Alpha Atlas Fund, Ltd.(11)

10.85 Agreement and Plan of Merger, dated as of December 7, 1996, by and among the Company, Aquagenix Governmental Services, Inc., ADI and Pat Church and Stephen Church, the shareholders of ADI. (12)

10.86 Stock Exchange Agreement, dated as of December 31, 1996, by and among the Company, GPI and Garry Seitz and Jan P. Seitz, the Selling Shareholders.(13)

10.87 Option Agreement, dated as of November 1, 1996, between the Company and Mr. Jon Kilik(15)

10.88 Option Agreement, dated as of November 1, 1996, between the Company and Mr. Perry Trebatch(15)

10.89 Option Agreement, dated as of November 1, 1996, between the Company and First Taconic Capital Corporation(15)

10.90 Option Agreement, dated as of November 1, 1996, between the Company and Pat Guadagno(15)

10.91 Warrant Agreement, dated as of October 15, 1996, between the Company, Dabney Resnick, Inc. and Aquagenix Warrant Holdings II(15)

10.92 Consulting and Acquisition Management Agreement, dated as of January 7, 1997, between the Company and Shulman & Associates, Inc.(15)

16.1 Letter from Bernstein, Patchen, Gold & Wolfson, P.A. regarding change in independent auditors(1)

21.1      Subsidiaries of the Company(14)

23.01     Consent of Coopers & Lybrand L.L.P.  (14)

23.02 Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in the opinion filed as Exhibit 5.1 hereto.) (14)
--------------------
(1) Incorporated by reference to the exhibit of the same number filed with the Company's Registration Statement on Form SB-2 (No. 33-78956-A).
(2)  Management contract or compensation plan.
(3) Incorporated by reference to Exhibit 2 filed with the Company's Report on Form 8-K dated February 28, 1995.
(4) Incorporated by reference to the exhibit of the same number filed with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994.
(5) Incorporated by reference to the exhibit of the same number filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1995.
(6) Incorporated by reference to the exhibit as indicated which was filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1995.
(7) Incorporated by reference to the exhibit as indicated which was filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1995.

(8) Incorporated by reference to the exhibit of the same number filed with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.
(9) Incorporated by reference to the exhibit of the same number filed with the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1996.
(10) Incorporated by reference to the exhibit of the same number filed with the Company's Report on Form 8-K dated June 7, 1996.
(11) Incorporated by reference to the exhibit of the same number filed with the Company's Report on Form 8-K dated June 12, 1996.
(12) Incorporated by reference to exhibit 2 filed with the Company's Report on Form 8-K dated December 7, 1996.
(13) Incorporated by reference to exhibit 2 filed with the Company's Report on Form 8-K dated December 31, 1996.
(14) Filed herewith.
(15) Incorporated by reference to the exhibit of the same number filed with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.
--------------------

ITEM 17.          UNDERTAKINGS.

         (1)      The undersigned Registrant hereby undertakes:

                  (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (b) that, for determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (2) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale and the State of Florida, on the 31 day of March, 1997

                                 AQUAGENIX, INC.

                                          /s/ ANDREW P. CHESLER
                                 By:      --------------------------------------
                                          Andrew P. Chesler
                                          Chairman of the Board,
                                          Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                         DATE
         ---------                        -----                         ----

                                   Chairman of the Board,
                                   Chief Executive Officer
                                   and President (Principal
/s/ ANDREW P. CHESLER              Executive Officer)            March 31, 1997
---------------------------
Andrew P. Chesler

                                   Chief Financial Officer
/s/ HELEN CHIA                     (Principal Accounting
---------------------------        Officer)                      March 31, 1997
Helen Chia

/s/ ABRAHAM S. FISCHLER            Director                      March 31, 1997
---------------------------
Abraham S. Fischler

/s/ FRED S. KATZ                   Director                      March  6, 1997
---------------------------
Fred S. Katz

/s/ ALLEN H. STERN                 Director                      March  7, 1997
---------------------------
Allen H. Stern

/s/ JEFFREY T. KATZ                Director                      March  7, 1997
---------------------------
Jeffrey T. Katz

                                  EXHIBIT INDEX

5.1      Opinion of Atlas, Pearlman, Trop & Borkson P.A.

21.1     Subsidiaries of the Company

23.01    Consent of Coopers & Lybrand L.L.P.